SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2008

Midnight Candle Company

(Exact name of registrant as specified in Charter)

Nevada	000-1321573	20-1763307
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

79103 Bayside Court

Indio, California 92203

(Address of Principal Executive Offices)

(760) 772-1872

(Issuer Telephone Number)

_________________

  (Former Address and Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This current report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Item 3.03  Material Modification of Rights of Securities Holders.

(a)

On May 14, 2008, our controlling shareholder and sole director approved a forward split of our Common Stock on the basis of thirty (30) “new”, post-split, shares for each one (1) “old”, pre-split, share issued and outstanding. The Record Date for shares issued and outstanding was determined by our Board of Directors as May 1, 2008. The 30:1 forward split was undertaken pursuant to written actions of the Board of Directors and Shareholders, without meetings, notice or vote as provided in applicable provisions of the Nevada Revised Statutes. Implementation of the forward split required the written consent of at least a majority of the shares outstanding. Our controlling shareholder, holding 5,000,000 shares, or approximately 95.6% of our outstanding capital stock, sought and has consented to the 30:1 forward split and we presently plan to effect it as of  May 29, 2008. On the Record Date, we had 5,230,000 shares issued and outstanding. Following implementation of the 30:1 split , we will have a total of 156,900,000 post-split shares outstanding. The only effect of the forward split is a pro-rata thirty-fold increase in the number of shares held by our stockholders. The par value per share, present shareholder ownership percentage and proportional voting power will remain unchanged by the stock split.

Item 5.03  Amendments to Articles of Incorporation or Bylaws.

(a)

On May 14, 2008, our controlling shareholder and sole director approved amending our Articles of Incorporation to implement an increase in our authorized capital stock from: 100,000,000 shares of Common Stock, par value $0.001 per share, to: 200,000,000 shares, par value $0.001 per share, to accommodate the 30:1 forward split of our Common Stock and to provide for additional authorized, unissued Common Stock for possible future use for suitable corporate purposes. The proposed amendments also included opting out of various provisions of the Nevada Revised Statutes restricting control share acquisition and interested shareholder transactions with the Company to which the Company might otherwise be subject. The proposed amendments are planned to be effective May 29, 2008 and are disclosed in a preliminary  Information Statement filed by the Company on or about the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
3(i)	Amendments to the Registrant’s Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midnight Candle Company

(Registrant)

By:	/s/Helen C. Cary
Helen c. Cary
Chief Executive Officer

Date: May 20, 2008

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